Exhibit 99.1

Quantum Reports Fiscal Third Quarter 2026 Financial Results

CENTENNIAL, Colo. — February 17, 2026 — Quantum Corporation (Nasdaq: QMCO) ("Quantum" or the "Company"), today announced financial results for its fiscal third quarter of 2026 ended December 31, 2025.

Fiscal Third Quarter 2026 Financial Summary

•Revenue was $74.6 million, exceeding the preliminary revenue results of $72.7 million and the original guidance range of $67 million, plus or minus $2.0 million
•Higher than expected revenue was primarily driven by strong shipments into quarter-end, and to a lesser extent, conservative assumptions related to deferred revenue contracts
•GAAP operating expenses were $30.1 million; non-GAAP adjusted operating expenses were $26.9 million, reflecting a year-over-year reduction of over $1 million
•GAAP net loss was $27.8 million, or ($2.03) per share
•Non-GAAP adjusted net loss was $4.9 million, or ($0.36) per share
•Non-GAAP adjusted EBITDA was $2.9 million

“Third quarter revenue and non-GAAP adjusted EBITDA exceeded the high end of our forecasted range, reflecting the increasing benefits we are seeing from our revitalized sales organization and restructuring initiatives,” commented Hugues Meyrath, CEO of Quantum. “Also contributing to our solid results was the significant reduction in our operating costs and increased operational efficiencies realized over the past year. As part of our go-to-market strategy, we have been working closely with customers and strategic partners to address the growing market demand for AI-ready infrastructure leveraging Quantum’s integrated platform solutions spanning the full data lifecycle. These efforts have resulted in meaningful increases in both our pipeline and backlog over the past two quarters.

“Lastly, following our recently completed exchange of term debt for convertible notes, we have significantly improved our balance sheet and also continue to evaluate viable options for the Company’s remaining term debt toward our goal of further strengthening our balance sheet. Our demonstrated progress to-date is only the beginning of what we aim to achieve over the coming quarters as we further sharpen our execution and performance across the organization.”

Fiscal Third Quarter 2026 vs. Prior Fiscal Quarter

Revenue for the fiscal third quarter of 2026 was $74.6 million, compared to $62.7 million in the fiscal second quarter of 2026. GAAP gross profit in the fiscal third quarter of 2026 was $28.9 million, or 38.8% of revenue, compared to $23.6 million, or 37.6% of revenue, in the prior fiscal quarter. Non-GAAP gross profit in the fiscal third quarter of 2026 was $28.9 million, or 38.7% of revenue, compared to $24.2 million, or 38.6% of revenue, in the prior fiscal quarter.

Total GAAP operating expenses in the fiscal third quarter of 2026 were $30.1 million, or 40.4% of revenue, compared to $31.7 million, or 50.6% of revenue, in the fiscal second quarter of 2026. Total operating expenses on a non-GAAP basis for the fiscal third quarter of 2026 were $26.9 million, or 36.1% of revenue, compared to $24.8 million, or 39.5% of revenue, in the fiscal second quarter of 2026.

GAAP net loss in the fiscal third quarter of 2026 was $27.8 million, or ($2.03) per share, compared to a GAAP net loss of $46.5 million, or ($3.49) per share, in the prior fiscal quarter. Excluding stock compensation, a non-cash loss related to debt extinguishment, restructuring charges and other non-recurring costs, non-GAAP adjusted net loss in the fiscal third quarter of 2026 was $4.9 million, or ($0.36) per share, compared to a non-GAAP adjusted net loss of $7.1 million, or ($0.54) per share, in the fiscal second quarter of 2026.

Non-GAAP adjusted EBITDA in the fiscal third quarter of 2026 was positive $2.9 million, compared to a positive $0.5 million in the fiscal second quarter of 2026.

For a reconciliation of GAAP to non-GAAP financial results, please see the financial reconciliation tables below.

Liquidity and Debt (as of December 31, 2025)

•Cash, cash equivalents and restricted cash were $13.8 million, compared to $20.6 million as of December 31, 2024.
•Total interest expense for the quarter was $5.9 million, compared to $6.8 million in the same period a year ago.
•Outstanding term loan debt, excluding debt issuance costs, was $54.6 million, compared to $105.9 million as of December 31, 2024.
•The new convertible note was fair valued at $75.9 million.

Business Outlook

Fiscal fourth quarter 2026 guidance is as follows:

•Revenue of $68 million, plus or minus $2 million
•Non-GAAP adjusted operating expenses of $27 million, plus or minus $2 million
•Non-GAAP adjusted basic net loss per share of ($0.33), plus or minus $0.10
•Non-GAAP adjusted EBITDA at breakeven, plus or minus $2 million

This assumes an effective annual tax rate of 3%; non-GAAP adjusted net loss per share assumes an average basic share count of approximately 15 million in the fiscal fourth quarter of 2026.

Conference Call and Webcast

Management will host an earnings and business update conference call today at 5:00 p.m. ET (2:00 p.m. PT). The live conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13758121. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the investor relations section of the Company's website at www.investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through February 19, 2026. To access the replay dial 1-877-660-6853 and enter the conference ID 13758121 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website at www.quantum.com for at least 90 days.

About Quantum

Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset – their data. For more information, visit www.quantum.com.

Quantum is listed on Nasdaq (QMCO). Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results, including for the fourth fiscal quarter of 2026; expectations related to the continued benefits of our revitalized sales organization and restructuring initiatives; expectations regarding our pipeline and backlog; expectations regarding market demand for AI-ready infrastructure leveraging our integrated platform solutions; the evaluation of options with respect to our remaining term debt in furtherance of our goal of further strengthening our balance sheet; and our focus, goals, opportunities and strategy.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the impact macroeconomic and inflationary conditions on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the timing, execution and realization of anticipated benefits from our sales organization revitalization and restructuring initiatives; the distribution of our products and the delivery of our services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the outcome of any legal proceedings, claims and disputes; the ability to meet stock exchange continued listing standards; risks related to our ability to implement and maintain effective internal control over financial reporting in the future; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K filed with the SEC on August 26, 2025, and any subsequent reports filed with the SEC. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry
P: 214-272-0070
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	December 31, 2025	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$13,180	$16,464
Restricted cash	661	139
Accounts receivable, net of allowance for credit losses of $2,730 and $99, respectively	59,429	52,502
Inventories	17,629	22,434
Prepaid expenses	3,744	2,738
Other current assets	8,976	8,529
Total current assets	103,619	102,806
Property and equipment, net	9,952	11,378
Goodwill	12,969	12,969
Intangible assets, net	—	281
Right-of-use assets	7,755	8,580
Other long-term assets	14,977	19,388
Total assets	$149,272	$155,402
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$29,953	$31,463
Accrued compensation	9,669	9,214
Deferred revenue, current portion	74,917	75,076
Accrued restructuring	905	786
Term debt	52,758	96,486
Revolving credit facility	—	26,600
Warrant liabilities	16,335	—
Other accrued liabilities	18,639	17,982
Total current liabilities	203,176	257,607
Deferred revenue, net of current portion	33,409	38,847
Convertible Note	75,873	—
Operating lease liabilities	8,406	8,934
Other long-term liabilities	12,637	14,380
Total liabilities	333,501	319,768
Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 225,000 shares authorized; 14,135 and 6,962 shares issued and outstanding	141	70
Additional paid-in capital	850,512	779,645
Accumulated deficit	(1,033,976)	(942,471)
Accumulated other comprehensive loss	(906)	(1,610)
Total stockholders’ deficit	(184,229)	(164,366)
Total liabilities and stockholders’ deficit	$149,272	$155,402

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Revenue:
Product	$46,471	$38,634	$119,375	$120,565
Service and subscription	26,520	27,724	77,082	84,640
Royalty	1,595	2,326	5,130	7,592
Total revenue	74,586	68,684	201,587	212,797
Cost of revenue:
Product	35,611	30,922	95,104	93,251
Service and subscription	10,043	9,874	31,287	33,954
Total cost of revenue	45,654	40,796	126,391	127,205
Gross profit	28,932	27,888	75,196	85,592
Operating expenses:
Sales and marketing	12,977	12,448	37,451	39,321
General and administrative	10,045	14,142	34,621	49,186
Research and development	5,573	7,683	17,926	24,255
Restructuring charges	1,525	1,342	7,141	2,916
Total operating expenses	30,120	35,615	97,139	115,678
Income (loss) from operations	(1,188)	(7,727)	(21,943)	(30,086)
Other income (expense), net	(387)	960	(1,261)	(429)
Interest income	42	7	301	21
Interest expense	(5,933)	(6,840)	(18,675)	(16,761)
Change in fair value of warrant liabilities	7,560	(61,630)	9,085	(56,414)
Change in fair value of Convertible Note	1,599	—	1,599	—
Loss on debt extinguishment	(28,946)	—	(59,641)	(3,003)
Loss before income taxes	(27,253)	(75,230)	(90,535)	(106,672)
Income tax provision	590	70	970	675
Net loss	$(27,843)	$(75,300)	$(91,505)	$(107,347)

Net loss per share - basic and diluted	$(2.03)	$(15.35)	$(7.58)	$(22.22)
Weighted average shares - basic and diluted	13,689	4,907	12,077	4,831

Net loss	$(27,843)	$(75,300)	$(91,505)	$(107,347)
Foreign currency translation adjustments, net	44	(1,077)	704	(276)
Total comprehensive loss	$(27,799)	$(76,377)	$(90,801)	$(107,623)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Nine Months Ended December 31,
	2025	2024
Operating activities
Net loss	$(91,505)	$(107,347)
Adjustments to reconcile net loss to net cash provided by used in operating activities
Depreciation and amortization	2,656	4,440
Amortization of debt issuance costs	5,830	3,704
Non-cash lease expense	976	1,342
Loss on debt extinguishment	34,221	3,003
Provision for product and manufacturing inventories	4,579	1,165
Stock-based compensation	(1,174)	2,376
Paid-in-kind interest	5,328	3,515
Warrants issued in connection with debt amendments	25,420	—
Change in fair value of warrant liabilities	(9,085)	56,408
Change in fair value of Convertible Note	(1,599)	—
Other non-cash	2,710	(281)
Changes in assets and liabilities:
Accounts receivable, net	(7,446)	6,337
Inventories	(580)	5,625
Prepaid expenses	(1,006)	9,406
Operating lease liabilities	(857)	(813)
Accounts payable	(2,290)	(382)
Accrued compensation	454	(6,512)
Accrued restructuring charges	119	—
Deferred revenue	(5,597)	(9,854)
Other current assets	(478)	(124)
Other non-current assets	1,967	1,367
Other current liabilities	1,163	4,839
Other non-current liabilities	(1,244)	1,441
Net cash used in operating activities	(37,438)	(20,345)
Investing activities
Purchases of property and equipment	(925)	(4,324)
Net cash used in investing activities	(925)	(4,324)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	45,046	25,000
Borrowing of Convertible Note	54,718	—
Repayments of long-term debt on Assignment, net	(52,271)	(14,092)
Repayments of long term debt on Exchange, net	(56,979)	—
Borrowings of credit facility	71,625	311,135
Repayments of credit facility	(98,682)	(302,628)
Proceeds from shares issued related to the SEPA, net	72,031	—
Proceeds from the issuance of common stock, net	81	—
Net cash provided by financing activities	35,569	19,415
Effect of exchange rate changes on cash, cash equivalents and restricted cash	32	(3)
Net change in cash, cash equivalents and restricted cash	(2,762)	(5,257)
Cash, cash equivalents and restricted cash at beginning of period	16,603	25,860
Cash, cash equivalents and restricted cash at end of period	$13,841	$20,603

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same such amounts shown in the condensed consolidated statements of cash flows:

Cash and cash equivalents	$13,180	$20,381
Restricted cash	661	222
Cash, cash equivalents and restricted cash at the end of period	$13,841	$20,603
Supplemental disclosure of cash flow information
Cash paid for interest	$4,270	$8,841
Cash paid for income taxes, net	$556	$1,798
Non-cash transactions
Purchases of property and equipment included in accounts payable	$67	$88
Right-of-use assets obtained in exchange for new lease liabilities	$61	$538
Paid-in-kind interest	$5,328	$3,515
Exchange of Term Loan for Convertible Note	$77,472	$—

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented certain non-GAAP financial measures in this press release, including non-GAAP gross margin, non-GAAP gross profit, non-GAAP adjusted EBITDA, and non-GAAP adjusted net loss.

Non-GAAP gross margin is a non-GAAP financial measure defined by us as non-GAAP gross profit divided by GAAP revenue, where non-GAAP gross profit excludes stock-based compensation, restructuring charges, and non-recurring costs recorded in cost of revenue.

Non-GAAP adjusted EBITDA is a non-GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation expense, stock-based compensation expense, restructuring charges, amortization of acquisition-related intangible assets, loss on debt extinguishment, non-recurring project costs, including restatement and debt-related matters, and fair value of warrants adjustments.

Non-GAAP adjusted net loss is a non-GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, amortization of acquisition-related intangible assets, loss on debt extinguishment, non-recurring project costs, including restatement and debt-related matters, non-recurring interest expense, and fair value of warrants adjustments. We calculate non-GAAP adjusted net loss per basic and diluted share using the above-referenced definition of non-GAAP adjusted net loss.

We have provided below reconciliations of non-GAAP gross margin, non-GAAP gross profit, non-GAAP adjusted EBITDA and non-GAAP adjusted net loss to the most directly comparable U.S. GAAP financial measures. We have presented non-GAAP adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating non-GAAP adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. For example, in the quarter ended June 30, 2024, we excluded the costs associated with the restatement of financial statements for fiscal year 2022, fiscal year 2023 and associated quarters, and the first fiscal quarter of 2024. We do not believe it is indicative of our ongoing operations; accordingly, we have excluded the impact from our non-GAAP results. We believe non-GAAP adjusted net loss and non-GAAP adjusted net loss per basic and diluted share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that the use of non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and non-GAAP adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements.
•Non-GAAP adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, (9) and acquisition-related amortization of intangibles assets from business combinations, or (10) fair market adjustments related to the Company’s warrants.
•Non-GAAP adjusted net loss does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment; (6) acquisition-related amortization of intangibles assets from business combinations; or (7) fair market adjustments related to the Company’s warrants.

Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider non-GAAP adjusted EBITDA and non-GAAP adjusted net loss along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

In addition, this press release includes forward-looking non-GAAP adjusted operating expenses, non-GAAP adjusted basic net loss per share, and non-GAAP adjusted EBITDA, each a non-GAAP measure used to describe our expected performance. We have not presented a reconciliation of these anticipated non-GAAP measures to our most comparable GAAP financial measures, because the reconciliation could not be prepared without unreasonable effort. The information necessary to prepare the reconciliations is not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

The tables below reconcile the non-GAAP financial measures of non-GAAP gross margin, non-GAAP gross profit, non-GAAP adjusted EBITDA, non-GAAP adjusted net loss and diluted EPS with the most directly comparable GAAP financial measures (in thousands, unaudited).

Non-GAAP adjusted EBITDA

	Three Months Ended December 31,
(in thousands)	2025	2024
GAAP net loss	$(27,843)	$(75,300)
Interest expense, net	5,933	6,984
Provision for income taxes	590	70
Depreciation expense	1,270	1,737
Stock-based compensation expense	(969)	735
Restructuring charges	1,668	1,845
Loss on debt extinguishment	28,946	—
Amortization of acquisition-related intangible assets	—	233
Non-recurring project costs	534	2,914
Loss on termination of a distribution arrangement	1,900	—
Fair value of warrants adjustments	(7,560)	61,630
Fair value of Convertible Note adjustments	(1,599)	—
Adjusted EBITDA	$2,870	$848

Non-GAAP adjusted net loss and net loss per share

	Three Months Ended December 31,
(in thousands)	2025	2024
GAAP net loss	$(27,843)	$(75,300)
Stock-based compensation expense	(969)	735
Restructuring charges	1,668	1,845
Amortization of acquisition-related intangible assets	—	233
Non-recurring project costs	534	2,914
Non-recurring interest expense	—	116
Loss on debt extinguishment	28,946	0
Loss on termination of a distribution arrangement	1,900	0
Fair value of warrants adjustments	(7,560)	61,630
Fair value of Convertible Note adjustments	(1,599)	—
Non-GAAP adjusted net loss	$(4,923)	$(7,827)

Non-GAAP adjusted net loss per share – basic and diluted	$(0.36)	$(1.60)
Weighted average shares – basic and diluted	13,689	4,907

Non-GAAP Costs of Good Sold

	Three Months Ended December 31,
(in thousands)	2025	2024
GAAP Cost of revenue	$45,654	$40,796
Less: non-GAAP cost of revenue
Stock-based compensation expense	(58)	95
Restructuring charges	—	136
Non-GAAP cost of revenue	$45,712	$40,565

Non-GAAP Gross Profit and Gross Margin

	Three Months Ended December 31,
(in thousands)	2025	2024
GAAP Revenue	$74,586	$68,684
Less: Non-GAAP cost of revenue	45,712	40,565
Non-GAAP gross profit	$28,874	$28,119
Non-GAAP gross margin	38.7%	40.9%

Non-GAAP Operating Expenses

	Three Months Ended December 31,
(in thousands)	2025	2024
GAAP operating expenses	$30,120	$35,615
Less: Non-GAAP operating expenses
Stock-based compensation expense	(911)	640
Restructuring charges	1,668	1,709
Amortization of acquisition-related intangible assets	—	233
Loss on termination of a distribution arrangement	1,900	—
Non-recurring project costs	534	2,914
Non-GAAP operating expenses	$26,929	$30,119